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                                                                    EXHIBIT 21.1



                              List of Subsidiaries

NAME OF SUBSIDIARY                         STATE OF INCORPORATION

TriStar Airline Services, Inc.               Texas corporation
TriStar Aircraft Services, Inc.              Texas corporation
Pride Aviation, Inc.                         Oklahoma corporation
Casper Air Service                           Wyoming corporation
Aero Design, Inc.                            Tennessee corporation
Battery Shop, LLC                            Tennessee limited liability company
Pride Aviation Portland, Inc.                Oregon corporation
Casper Flying Service                        Wyoming corporation (Inactive
                                                subsidiary of Casper Air
                                                Service)
Redbird Airport Management Company           Texas corporation (Inactive)
TriStar Airport Management Company           Texas corporation (Inactive)